Exhibit 99.2

Path Labs, LLC

West Sacramento, California

PATH LABS, LLC

CONDENSED BALANCE SHEETS

June 30, 2014 (Unaudited) and December 31, 2013

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$288,217	$247,237
Patient accounts receivable	1,684,609	1,564,870
Medical supplies inventory	86,745	87,303
Prepaid expenses	66,039	76,700

Total current assets	2,125,610	1,976,110

Deposits and other assets	28,042	29,042
Property and equipment, net	602,396	771,048
Goodwill	2,277,705	2,277,705
Intangible assets, net	5,313,236	5,503,522

Total assets	$10,346,989	$10,557,427

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accounts payable	$609,513	$580,472
Accrued compensation	289,312	314,408
Accrued expenses	352,618	288,288
Acquisition liability	253,125	240,999
Due to related parties	220,029	173,935
Capital lease obligation	50,816	205,737
Line of credit	3,800,000	3,800,000
Note payable, related party	4,415,926	—
Notes payable	37,806	37,627
Due to Path Labs Holdings, LLC	15,045,685	15,045,685

Total current liabilities	25,074,830	20,687,151

Notes payable, related party, net of current portion	201,561	3,287,071
Notes payable, net of current portion	13,007	31,911

Total liabilities	25,289,398	24,006,133

Commitments and contingencies

Member’s deficit:
Common units, 300 issued and outstanding	3,405,992	3,405,992
Accumulated deficit	(18,348,401)	(16,854,698)

Total member’s deficit	(14,942,409)	(13,448,706)

Total liabilities and member’s deficit	$10,346,989	$10,557,427

See accompanying notes to condensed financial statements.

PATH LABS, LLC

CONDENSED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2014 and 2013 (Unaudited)

	Six Months Ended June 30,
	2014	2013

Laboratory service revenue, net	$4,769,589	$4,966,632
Cost of revenue	3,491,986	3,934,554

Gross margin	1,277,603	1,032,078

Operating Expenses
Sales and marketing	310,964	555,014
General and administrative	1,845,906	1,963,653
Depreciation and amortization	270,746	301,594

Total operating expenses	2,427,616	2,820,261

Operating loss	(1,150,013)	(1,788,183)

Other (expense) income
Interest expense	(349,124)	(320,948)
Other income	5,434	8,831

Total other expense, net	(343,690)	(312,117)

Net Loss	$(1,493,703)	$(2,100,300)

See accompanying notes to condensed financial statements.

PATH LABS, LLC

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2014 and 2013 (Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(1,493,703)	$(2,100,297)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	358,938	403,647
Gain on disposal of property and equipment	—	(7,538)
Capitalized interest expense on long term borrowings	227,516	191,693
Interest accretion	12,126	50,284
Changes in operating assets and liabilities
Patient accounts receivable	(119,739)	(496,301)
Medical supplies inventory	558	9,629
Other current assets	10,661	(24,167)
Deposits and other assets	1,000	—
Accounts payable	29,041	(53,126)
Accrued expenses	39,234	244,247
Due to related parties	46,094	(14,341)

Net cash from operating activities	(888,274)	(1,796,270)

Cash flows from investing activities
Purchase of property and equipment	—	(42,869)
Proceeds from sale of property and equipment	—	11,416

Net cash from investing activities	—	(31,453)

Cash flows from financing activities
Issuance of notes payable to related parties	1,102,900	—
Payments on notes payable	(18,725)	(29,907)
Payments on notes payable to related parties	—	(2,900)
Principal payment on capital lease	(154,921)	(118,240)
Advances from Path Labs Holdings, LLC	—	2,000,000

Net cash from financing activities	929,254	1,848,953

Net increase in cash and cash equivalents	40,980	21,230

Cash and cash equivalents, beginning of period	247,237	204,955

Cash and cash equivalents, end of period	$288,217	$226,185

Cash paid during the period for:
Interest	$82,230	$64,665
Income taxes	$13,390	$13,390

See accompanying notes to condensed financial statements.

PATH LABS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 – ORGANIZATION

Path Labs, LLC (the “Company”) dba Path Logic is wholly-owned by Path Labs Holdings, LLC and is engaged in the business of providing full-service pathology laboratory, anatomic pathology services and clinical diagnostic services. Path Logic provides a comprehensive array of inpatient and outpatient services to physicians, pathologists, surgery centers, hospitals, and other healthcare providers seeking consistent, reliable, and rapid diagnostics using advanced technology and specialized expertise. Their labs have the capability to serve customers throughout California and the western United States. The Company’s operations currently represent one reportable business segment.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations, has an accumulated deficit of $ 18,348,401 and a working capital deficit. As described in Note 4, the line of credit outstanding of $3,800,000 is fully guaranteed by Mainsail Partners II, L.P. (the majority member of Path Labs Holdings, LLC). On January 2, 2014, the majority member committed to advance the Company additional funds of $1,500,000 through 2014 to fund operations. Through the date of these financial statements, the Company received $1,100,000 of the amount committed by the majority member, however the Company anticipates that additional funding will be needed for which there is no commitment. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. On July 8, 2014, Path Labs, LLC was acquired by NeoGenomics, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying condensed financial statements are unaudited. These unaudited condensed financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly the Company’s financial position and its results of operations and cash flows for the periods presented herein. The unaudited condensed balance sheets do not include all disclosures, including notes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). The results of operations for the periods presented are not necessarily indicative of the operating results to be expected for other interim periods or for the full fiscal year.

The condensed balance sheet as of December 31, 2013 was derived from audited financial statements. The unaudited condensed financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed financial statements should be read in conjunction with the audited condensed financial statements and notes thereto included in Exhibit 99.1.

Use of Estimates: The preparation of these unaudited condensed financial statements requires management to make estimates and assumptions that affect the amounts reported in these unaudited condensed financial statements and accompanying notes. Significant estimates in these unaudited condensed financial statements include those related to reserves, accounts receivable and related allowances, contingencies, useful lives and the recovery of long-term assets. Actual results could differ from those estimates.

Patient Accounts Receivable: Patient accounts receivable represent amounts due primarily from third-party payors and patients under contracted reimbursement formulas. Accounts receivable are carried at the original billed amount less contractual adjustments and allowance for doubtful accounts. Management estimates uncollectible accounts receivable considering contractual arrangements, current aging statistics and historical collection trends. Patient accounts receivable are written-off when all third-party payor options have been exhausted.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The activity in the allowance account, including contractual allowance and an allowance for uncollectible accounts for the six months ended June 30, 2014 is as follows:

June 30, 2014

Beginning balance	$554,889
Expense for bad debt	261,771
Write off of accounts receivable	(225,642)

Ending balance	$591,018

NOTE 3 – GOODWILL

Goodwill resulted from acquisitions for amounts paid in excess of the fair value of the tangible and intangible assets acquired. Goodwill consists of the following at June 30, 2014:

June 30, 2014

Path Labs Holdings, LLC acquisition of Path Labs, LLC	$3,486,128
Acquisition of Hadden Pathology & Cytology	1,391,577
Less goodwill impairment	(2,600,000)

$2,277,705

NOTE 4 – LINE OF CREDIT

The Company maintains a revolving line of credit with Silicon Valley Bank that allows for a maximum borrowing limit of $3,800,000. On April 29, 2014, the maturity date for line of credit with Silicon Valley Bank was extended to November 7, 2014. The line of credit bears interest at the prime rate plus 1.75% at June 30, 2014 and December 31, 2013 (5% at June 30, 2014 and December 31, 2013). The line of credit outstanding amounted to $3,800,000 at June 30, 2014 and December 31, 2013. Interest expense on the line of credit totaled $89,722 and $49,717 for the six months ended June 30, 2014 and 2013, respectively. The line of credit is unsecured and is guaranteed by the majority member of the Company’s parent, Path Labs Holdings, LLC.

NOTE 5 – NOTES PAYABLE, RELATED PARTIES

In September 2012, the Company entered into a loan agreement with the majority member in the amount of $2,580,000. The note was due on December 31, 2013. In January 2014, the loan agreement was amended to extend the maturity date to January 2, 2015. Interest of 12% per annum is payable quarterly or, at the sole discretion of the Company, it may be added to the outstanding principal balance. The loan is subordinated to the line of credit with Silicon Valley Bank described in Note 4. During the six months ended June 30, 2014 and 2013, $227,516 and $191,693, respectively, in interest was capitalized to this note.

On January 2, 2014, the majority member committed to advance the Company additional funds of $1,500,000 through 2014 to fund operations. Through the date of these financial statements, the Company received $1,100,000 of the amount committed by the majority member. This secured promissory note matures on January 2, 2015 and interest of 12% per annum is payable quarterly. The total outstanding balance on the notes to the majority member was $4,415,926 and $3,088,409 at June 30, 2014 and December 31, 2013, respectively.

During 2012 and 2013, the Company executed notes payable to a member of senior management in satisfaction of certain compensation amounts due under the employment agreement. The notes bear an interest rate of 14%. The balance of the notes payable was $201,651 and $198,662 at June 30, 2014 and December 31, 2013, respectively, plus accrued interest of $22,561 and $10,916 at June 30, 2014 and December 31, 2013, respectively. The notes payable do not include a set maturity date but are due to be paid when the cash flows of the Company allow.

NOTE 6 – COMMITMENT AND CONTINGENCIES

Laws and Regulations: The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursements, and reimbursement for patient services and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers.

Violations of these laws and regulations could result in expulsion from government healthcare programs, together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with the fraud and abuse regulations as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

Risk Management: The Company is insured under a claims-made insurance policy for professional liability claims whereby insurance premiums only cover those claims actually reported during the policy term. The policy is in effect through February 2015 and has a $1,000,000 limit of liability and a self-insured retention per claim of $5,000. Management is not aware of any asserted or unasserted professional liability claims whose settlement, if any, would be in excess of amounts covered by insurance or would otherwise have a material adverse effect on the Company’s financial position, and therefore no amounts are accrued as of June 30, 2014 or December 31, 2013.

The Company is insured for workers’ compensation, employee health benefits, directors and officers coverage, property, earthquake and auto insurance through third-party insurers.

Litigation: The Company is involved in various legal actions in the normal course of business. It is management’s opinion that the resolution of such matters relating to litigation is either covered by insurance or will not have a material adverse impact on the financial position or results of operations of the Company.

NOTE 7 – RELATED PARTY TRANSACTIONS

Path Labs Holdings, LLC and the Company entered into an agreement with the majority member to provide management and oversight services. A quarterly management fee equal to 1% of the revenue of the Company for each fiscal quarter is payable in arrears on a monthly basis. The Company incurred management fees totaling $47,696 and $51,147 for the six months ended June 30, 2014 and 2013, respectively. Amounts of $124,946 and $77,250 are included in due to related parties at June 30, 2014 and December 31, 2013, respectively.

The Company entered into an agreement with Kolbeck, Bauer and Stanton Medical Corporation to provide pathology services on a contract basis. Kolbeck, Bauer and Stanton are the principals of KBS Holding, Inc. The Company incurred contract pathology fees totaling $1,059,840 and $1,137,581 for the six months ended June 30, 2014 and 2013, respectively. Amounts of $95,083 and $96,685 are included in due to related parties at June 30, 2014 and December 31, 2013, respectively.

The Company owes Path Labs Holdings, LLC $15,045,685 as of June 30, 2014 and December 31, 2013. This amount relates to advances of $5,084,685 for the original acquisition of the business and $9,961,000 for advances to fund operations. The debt does not bear interest. Repayment terms of the debt are not defined and therefore, the debt is considered due on demand and has been classified as a current liability.

NOTE 8 – SUBSEQUENT EVENTS

On July 8, 2014, Path Labs, LLC was acquired by NeoGenomics, Inc.